   As filed with the Securities and Exchange Commission on November 8, 1995.
                                                 Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                ----------------
                            STERLING SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)
         Delaware                                          75-1873956
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                      Identification No.)
                         8080 North Central Expressway
                                   Suite 1100
                              Dallas, Texas 75206
                                 (214) 891-8600
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ----------------
       Jeannette P. Meier, Esq.                      With a copy to:
      Executive Vice President,
    Secretary and General Counsel                  Robert L. Estep, Esq.
      Sterling Software, Inc.                 Jones, Day, Reavis & Pogue
    8080 North Central Expressway                2300 Trammell Crow Center
             Suite 1100                               2001 Ross Avenue
        Dallas, Texas  75206                        Dallas, Texas  75201
          (214) 891-8685                              (214) 220-3939

(Name, address, including zip code, and
telephone number, including area code,
        of agent for service)
                                ----------------
  Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]__________.

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE

===================================================================================================
Title of Each Class          Amount       Proposed Maximum     Proposed Maximum
  of Securities to           to be         Offering Price          Aggregate          Amount of
   be Registered           Registered       Per Share(1)       Offering Price(1)   Registration Fee
---------------------------------------------------------------------------------------------------
Common Stock,
par value $.10 per share   335,000 shares     $45.6875            $15,305,313           $5,278
===================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), using the average of the high and low prices for Common Stock of the Company traded on the New York Stock Exchange on November 7, 1995.
                                ----------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

     IN ACCORDANCE WITH RULE 429 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO (I) 350,000 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 33-62057, (II) 1,110,000 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 33-56683, AND (III) 1,265,988 SHARES OF THE REGISTRANT'S COMMON STOCK COVERED BY REGISTRATION STATEMENT NO. 33-53831.
================================================================================

                 Subject to Completion, Dated November 8, 1995


PROSPECTUS


                                3,060,988 Shares

                            STERLING SOFTWARE, INC.

                                  Common Stock

     This Prospectus relates to the offer and sale by Sterling Software, Inc. ("Sterling" or the "Company") of up to 3,060,988 shares (the "Shares") of the Company's common stock, par value $0.10 per share (the "Common Stock"), issuable by the Company upon exercise of options ("Options") granted or to be granted from time to time to eligible persons pursuant to the provisions of the Company's 1992 Non-Statutory Stock Option Plan (as amended, the "Plan") and which may be offered and sold from time to time by such persons or permitted transferees (the "Selling Stockholders").

     Sales by the Selling Stockholders may be made on one or more exchanges, including the New York Stock Exchange (the "NYSE"), or in the over the counter market, or in negotiated transactions, in each case at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. Upon any sale of the Shares offered hereby, the Selling Stockholders and participating agents, brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Securities Act"), and commissions or discounts or any profit realized on the resale of such securities may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

     The Common Stock is listed for trading on the NYSE under the symbol "SSW." On November 7, 1995, the closing price of the Common Stock on the NYSE was $45.125. The Company will pay all expenses in connection with this offering, which are estimated to be approximately $24,000.


                                ----------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
                   OF THIS PROSPECTUS.  ANY REPRESENTATION TO
                      THE CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------



                The date of this Prospectus is November 8, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the public reference facilities maintained by the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.

     This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference into this Prospectus the Company's (i) Annual Report on Form 10-K for the year ended September 30, 1994, as amended by Form 10-K/A; (ii) Quarterly Reports on Form 10-Q for the quarters ended December 31, 1994, March 31, 1995, as amended by Form 10-Q/A, and June 30, 1995; (iii) Current Reports on Form 8-K dated November 3, 1994, November 14, 1994, November 14, 1994, November 30, 1994, February 28, 1995 and October 25, 1995; and (iv) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed March 7, 1990.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering made hereby, shall be deemed incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such reports.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the exhibits expressly incorporated in such documents by reference). Requests should be directed to: Sterling Software, Inc., 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, Attention: Jeannette P. Meier, Executive Vice President, Secretary and General Counsel (telephone: (214) 891-8600).

                                  THE COMPANY

     Sterling is a recognized worldwide supplier of software products and services within the electronic commerce, enterprise systems and applications management software markets and also provides technical professional services to certain sectors of the federal government. The Company's principal executive offices are located at 8080 N. Central Expressway, Suite 1100, Dallas, Texas 75206, and the Company's telephone number at such address is (214) 891-8600.


                                USE OF PROCEEDS

     The proceeds from the issuance of the Shares upon exercise of Options will be added to the Company's funds and used for general corporate purposes. The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

     This Prospectus covers the purchase from the Company of up to 3,060,988 Shares, in the aggregate, by the holders of Options upon the exercise thereof in accordance with their terms and the subsequent offer and resale of Shares previously acquired or to be acquired by certain holders of Options upon the exercise thereof.

     The Board of Directors of the Company (the "Board") or a Stock Option Committee appointed by the Board, subject to the provisions of the Plan, will, among other things, determine from time to time (i) the individuals, from among the Company's full time employees and key advisors, including directors, to whom Options will be granted, (ii) the number of shares of Common Stock to be covered by each Option, and (iii) the purchase price of Common Stock subject to each Option, which may be equal to, less than or greater than the fair market value of the Common Stock on the date of grant. Unless sooner terminated by action of the Board, the Plan will terminate on March 31, 2002, and no Options may be granted pursuant to the Plan after such date.

     The table on the following page sets forth certain information concerning the Common Stock owned by the Selling Stockholders and any positions, offices or other material relationships of the Selling Stockholders with the Company.


                                               COMMON STOCK                              COMMON STOCK
                                                 OWNERSHIP                              OWNERSHIP AFTER
                                         PRIOR TO OFFERING (1)(2)                      THE OFFERING (2)
                                         -------------------------   COMMON STOCK   -----------------------
           NAME AND POSITION               NUMBER     PERCENTAGE    OFFERED HEREBY    NUMBER     PERCENTAGE
---------------------------------------  ----------  -------------  --------------  ----------  -----------
Richard Connelly (3)                        18,844        *                1,844       17,000        *
  Vice President and Controller

Robert E. Cook (4)                          39,209        *               30,000        9,209        *
  Director

Albert K. Hoover (5)                        20,340        *               12,540        7,800        *
  Vice President, Assistant Secretary
  and Assistant General Counsel

James E. Jenkins, Jr. (6)                   19,495        *                6,969       12,526        *
  Vice President, Tax and
  Assistant Secretary

M. Gene Konopik (7)                        137,474        *               24,350      113,124        *
  Executive Vice President

Jeannette P. Meier (8)                     226,875        *               24,400      202,475        *
  Executive Vice President,
  Secretary and General Counsel

Donald R. Miller, Jr. (9)                   70,000        *               40,000       30,000        *
  Director

Clive A. Smith (10)                        192,938        *               24,838      168,100        *
  Executive Vice President

A. Maria Smith (11)                        225,000        *               60,000      165,000        *
  Executive Vice President

Geno P. Tolari (12)                        195,313        *              100,000       95,313        *
  Executive Vice President

Anne Vahala (13)                            53,438        *               12,438       41,000        *
  Vice President,
  Corporate Communications

Sterling L. Williams (14)                1,154,000       4.1%             75,000    1,079,000       3.7%
  President, Chief Executive
  Officer and Director

Charles J. Wyly, Jr. (15)                1,881,607       6.8%            391,667    1,489,940       5.4%
  Vice Chairman of the Board

Evan A. Wyly (16)                          186,440        *               60,000      126,440        *
  Vice President and Director

Sam Wyly (17)                            2,563,631       9.0%          1,183,333    1,380,298       4.8%
  Chairman of the Board

The Concho Trust (18)                       95,000        *               30,000       65,000        *

-----------------

 *   Less than 1% of class.
(1)  Based on ownership as of October 31, 1995.
(2) Based on 26,674,545 shares of Common Stock issued and outstanding as of October 31, 1995.
(3) Includes 1,844 Shares to be acquired upon exercise of Options granted under the Plan and 17,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(4) Includes 30,000 Shares to be acquired upon exercise of Options granted under the Plan and 2,709 shares purchasable pursuant to options not granted under the Plan (which options are held by Mr. Cook's spouse and as to which Mr. Cook has expressly disclaimed ownership), all of which are exercisable within 60 days of the date of this Prospectus.
(5) Includes 12,540 Shares to be acquired upon exercise of Options granted under the Plan and 7,800 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(6) Includes 6,969 Shares to be acquired upon exercise of Options granted under the Plan and 12,526 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(7) Includes 24,350 Shares to be acquired upon exercise of Options granted under the Plan and 108,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(8) Includes 24,400 Shares to be acquired upon exercise of Options granted under the Plan and 201,825 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(9) Includes 40,000 Shares to be acquired upon exercise of Options granted under the Plan and 30,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(10) Includes 24,838 Shares to be acquired upon exercise of Options granted under the Plan and 168,100 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(11) Includes 60,000 Shares to be acquired upon exercise of Options granted under the Plan and 165,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(12) Includes 100,000 Shares to be acquired upon exercise of Options granted under the Plan and 95,313 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(13) Includes 12,438 Shares to be acquired upon exercise of Options granted under the Plan and 41,000 shares purchasable pursuant to options not granted under the Plan, none of which are exercisable within 60 days of the date of this Prospectus.
(14) Includes 75,000 Shares to be acquired upon exercise of Options granted under the Plan and 1,075,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.
(15) Includes 307,016 shares directly owned by family trusts of which Charles J. Wyly, Jr. is trustee, 556,574 shares held of record by two limited partnerships of which Charles J. Wyly, Jr. is general partner, 391,667 Shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, 491,667 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 134,683 shares purchasable pursuant to warrants owned by family trusts of which Charles J. Wyly, Jr. is trustee, all of which are exercisable within 60 days of the date of this Prospectus.
(16) Includes 60,000 Shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, 40,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 33,686 shares purchasable pursuant to warrants, all of which are exercisable within 60 days of the date of this Prospectus.
(17) Includes 257,342 shares owned by family trusts of which Sam Wyly is trustee, 438,612 shares held of record by two limited partnerships of which Sam Wyly is general partner, 1,183,333 Shares to be acquired upon exercise of Options granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, 583,333 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus, and 101,011 shares purchasable pursuant to warrants owned by family trusts of which Sam Wyly is trustee, all of which are exercisable within 60 days of the date of this Prospectus.
(18) Includes 30,000 Shares to be acquired upon exercise of Options granted under the Plan and 65,000 shares purchasable pursuant to options not granted under the Plan, some of which are not exercisable within 60 days of the date of this Prospectus.

                              PLAN OF DISTRIBUTION

   The Shares may be issued to the Selling Stockholders from time to time by the Company upon exercise of Options. The Shares may be sold or otherwise disposed of from time to time by any of the Selling Stockholders in one or more transactions through any one or more of the following: (i) to purchasers directly, (ii) in ordinary brokerage transactions and transactions in which the broker solicits purchasers, (iii) through underwriters or dealers who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders or from the purchasers of the Shares for whom they may act as agent, (iv) the writing of options on the Shares, (v) the pledge of the Shares as security for any loan or obligation, including pledges to brokers or dealers who may, from time to time, themselves effect distributions of the Shares or interests therein, (vi) purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, (vii) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction and (viii) an exchange distribution in accordance with the rules of such exchange, including the NYSE, or in transactions in the over the counter market. Such sales may be made at prices and at terms then prevailing or at prices related to the then current market price or at negotiated prices and terms. In effecting sales, brokers or dealers may arrange for other brokers or dealers to participate. The Selling Stockholders or such successors in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of the Shares, may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by any such underwriters, brokers, dealers or agents may be deemed to be underwriting commissions or discounts under the Securities Act.

   The Company will pay all of the expenses incident to the offering hereby and sale of the Shares to the public other than underwriting discounts or commissions, brokers' fees and the fees and expenses of any counsel to the Selling Stockholders related thereto.


                                 LEGAL MATTERS

   Certain legal matters in connection with the validity of the Common Stock offered hereby have been passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director of the Company.


                                    EXPERTS

   The consolidated financial statements and financial statement schedules appearing in Sterling's Annual Report on Form 10-K for the year ended September 30, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference herein, which as to the year ended September 30, 1992, is based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

   The consolidated financial statements of KnowledgeWare, Inc. and subsidiaries as of June 30, 1994 and 1993 and for each of the three years in the period ending June 30, 1994 filed in the Company's Current Report on Form 8-K dated November 30, 1994 and incorporated by reference in this Prospectus have been incorporated herein in reliance on the report, which includes an explanatory paragraph about KnowledgeWare, Inc.'s ability to continue as a going concern, of Coopers & Lybrand, L.L.P., independent public accountants, given upon authority of that firm as experts in accounting and auditing.

NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS
HAVING BEEN AUTHORIZED BY THE COMPANY.   THIS PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                    ----------------------------------------



                               TABLE OF CONTENTS
                               -----------------

                             Page
                             ----

Available Information......    2

Incorporation of Certain
   Documents by Reference..    2

The Company................    3

Use of Proceeds............    3

Selling Stockholders.......    3

Plan of Distribution.......    6

Legal Matters..............    6

Experts....................    6


                                3,068,988 SHARES



                               STERLING SOFTWARE,
                                      INC.



                                  COMMON STOCK



                        --------------------------------

                                   PROSPECTUS

                        --------------------------------



                                November 8, 1995

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

          The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which have been or will be paid by the Registrant, are as follows:

       Securities and Exchange Commission filing fee..  $ 5,278
       NYSE listing fee...............................    1,500
       Printing expenses..............................    6,000
       Accounting fees and expenses...................    5,000
       Legal fees and expenses........................    5,000
       Miscellaneous..................................    1,222
                                                        -------
       Total..........................................  $24,000
                                                        =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware (the "GCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. The GCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

    The Company's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the GCL, as the same exists or may hereafter be amended, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company's Restated Bylaws provide that the Company shall indemnify its directors to the fullest extent of the GCL and may, if and to the extent authorized by the Board, so indemnify its officers against any liability, expense or other matter whatsoever. In addition, the Company has entered into Indemnity Agreements with each of its officers and directors pursuant to which such officers and directors may be indemnified against losses arising from certain claims, including claims under the Securities Act, which may be made by reason of their being officers or directors.

ITEM 16.  EXHIBITS

Exhibit No.             Description
-----------             -----------

5.1      --  Opinion of Jones, Day, Reavis & Pogue

23.1     --  Consent of Ernst & Young LLP

23.2     --  Consent of Arthur Andersen LLP

23.3     --  Consent of Coopers & Lybrand, L.L.P.

23.4     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

24.1     --  Powers of Attorney of directors and officers of the Company

24.2     --  Power of Attorney of the Company

99.1     --  1992 Non-Statutory Stock Option Plan of the Registrant (as
             amended through September 11, 1995)

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas on the 8th day of November, 1995.

                                    STERLING SOFTWARE, INC.


                                    By:  /s/ JEANNETTE P. MEIER
                                         --------------------------------------
                                         Jeannette P. Meier
                                         Executive Vice President, Secretary
                                           and General Counsel

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 8th day of November, 1995.

       Signatures                                    Title
       ----------                                    -----

STERLING L. WILLIAMS*                  President, Chief Executive Officer
------------------------                          and Director
Sterling L. Williams                     (Principal Executive Officer)


GEORGE H. ELLIS*                            Executive Vice President
------------------------                  and Chief Financial Officer
George H. Ellis                   (Principal Financial and Accounting Officer)


                                                Chairman of the
------------------------                       Board of Directors
Sam Wyly

                                              Vice Chairman of the
------------------------                       Board of Directors
Charles J. Wyly, Jr.

EVAN A. WYLY*                                       Director
------------------------
Evan A. Wyly

MICHAEL C. FRENCH*                                  Director
------------------------
Michael C. French

ROBERT J. DONACHIE*                                 Director
------------------------
Robert J. Donachie

PHILLIP A. MOORE*                                   Director
------------------------
Phillip A. Moore
                                                    Director
------------------------
Robert E. Cook

DONALD R. MILLER, JR.*                              Director
------------------------
Donald R. Miller, Jr.
                                                    Director
------------------------
Frances A. Tarkenton

* The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and contemporaneously filed herewith with the Securities and Exchange Commission.



                                    /s/ JEANNETTE P. MEIER
                                    ----------------------------------
                                            Jeannette P. Meier
                                             Attorney-in-Fact

                               INDEX TO EXHIBITS

Exhibit No.             Description
-----------             -----------
5.1      --  Opinion of Jones, Day, Reavis & Pogue

23.1     --  Consent of Ernst & Young LLP

23.2     --  Consent of Arthur Andersen LLP

23.3     --  Consent of Coopers & Lybrand, L.L.P.

23.4     --  Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

24.1     --  Powers of Attorney of directors and officers of the Company

24.2     --  Power of Attorney of the Company

99.1     --  1992 Non-Statutory Stock Option Plan of the Registrant (as
             amended through September 11, 1995)